UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2025

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

6655 Peachtree Dunwoody Road
Atlanta,	GA	30328
(Address of principal executive offices)		(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in the Current Report on Form 8-K filed by Asbury Automotive Group, Inc. (the “Company”) with the Securities and Exchange Commission on December 8, 2025, the Board of Directors of the Company elected Daniel Clara to serve as President and Chief Executive Officer of the Company, effective following the Company’s 2026 Annual Meeting of Stockholders. On May 4, 2026 (the “Transition Date”), the Company announced that it had entered into an employment agreement with Daniel Clara (the “Clara Agreement”) in connection with his promotion to President and Chief Executive Officer of the Company, which agreement supersedes the Severance Pay Agreement for Key Employee dated July 28, 2022 between Mr. Clara and the Company. The Clara Agreement will continue in effect through May 4, 2027 and will renew for additional one-year periods thereafter, unless either party gives at least 180 days’ prior written notice of termination.
Under the Clara Agreement, Mr. Clara will be eligible for the following compensation during his service as President and Chief Executive Officer:
•Annual base salary of $1,100,000 pro-rated for 2026;
•eligibility for a discretionary annual incentive bonus determined by the Compensation Committee based on achievement of applicable performance objectives, with a target opportunity of 125% of annual base salary; and
•use of a Company car during his employment and a monthly $800 car allowance.
If (i) the Company elects not to extend the Clara Agreement and, at its expiration, Mr. Clara will not have attained age 65, or (ii) the Company terminates the Clara Agreement without “cause,” or (iii) Mr. Clara terminates the Clara Agreement for “good reason” when no “change in control” has occurred (any of the foregoing, a “Clara Non-Change in Control Qualifying Termination”), Mr. Clara will be entitled to the following:
•100% of his base salary, plus 100% of his target annual bonus;
•a pro-rated bonus based on actual performance for the year of termination;
•continued participation for 12 months in all health and welfare plans of the Company in effect immediately prior to the termination of employment; and
•accelerated vesting of all unvested equity and other long-term incentive awards that would have vested in the 364 days following a Clara Non-Change in Control Qualifying Termination.
If Mr. Clara is terminated without cause or resigns for good reason within two years following a change in control (a “Clara Change in Control Qualifying Termination”), Mr. Clara will be entitled to the following:
•200% of his base salary, plus 200% of his target annual bonus (which includes any non-equity incentive plan compensation);
•a pro-rated bonus (which includes any non-equity incentive plan compensation) based on target performance for the year of termination;
•continued participation for 24 months in all health and welfare plans of the Company in effect immediately prior to the termination of employment; and
•vesting of all unvested equity and other long-term incentive awards, effective on the date of the change in control.
Severance compensation under the Clara Agreement (except in the case of death or disability) is generally conditioned on Mr. Clara executing a release of claims in favor of the Company. The Clara Agreement also contains certain confidentiality, non-compete and non-solicit obligations and provides that, if such obligations are breached by him, the Company has the right to stop making any otherwise required severance payments.
The foregoing description of the Clara Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Clara Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits are furnished as part of this report.

Exhibit No.	Description

99.1	Employment Agreement, dated May 4, 2026, by and between Asbury Automotive Group, Inc. and Daniel Clara
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: May 6, 2026	By:	/s/ Dean A. Calloway
	Name:	Dean A. Calloway
	Title:	Senior Vice President, General Counsel & Secretary